                                                                EXHIBIT 10.6.60


[LOGO]

August 4, 1995

Lake Ridge Parks and Recreation Association
Mrs. Martha Kaczmarskyj
12350 Oakwood Drive
Lake Ridge, Virginia 22192-1928

Dear Mrs. Kaczmarskyj:

Columbia Associates, L.P., a Delaware limited partnership ("Columbia") is a party to an Agreement with you, dated January 15, 1982, ("the Agreement"), in connection with its operation of a cable television system serving the communities of Dale City, Lake Ridge, Woodbridge, Fort Belvoir, Triangle, Dumfries, Quantico, Occoquan and Prince William County, Virginia (the "Systems"). Pursuant to an agreement (the "Purchase Agreement") dated as of June 30, 1995, Columbia agreed to sell substantially all of the assets employed in the System to Jones Intercable, Inc. a Colorado corporation, or its permitted assigns ("Jones").

We hereby request your consent to the assignment, transfer and conveyance by Columbia to Jones (and to subsequent assignments to and among affiliates of Jones) of all of Columbia's rights, obligations and liabilities under the Agreement from the date of the closing of the transaction, going forward. Kindly execute the enclosed copy of this letter, and return it to us in the enclosed postage paid pre-addressed envelope, to evidence your acknowledgement and consent to the following:

1. There is no known uncured material default by Columbia which would cause a forfeiture of the rights granted to Columbia under the Agreement and the Agreement is valid and in full force and effect at the date hereof.

2. You hereby consent to Columbia's assignment to Jones (and to subsequent assignments to and among affiliates of Jones) of all of Columbia's right, title, and interest in and pursuant to the Agreement, all of which right, title and interest shall be vested in Jones effective upon the closing of the transactions contemplated by the Purchase Agreement.

3. You hereby consent to the grant by Jones and/or any affiliate of Jones now or hereafter having any interest in the Systems or the Agreement of a security interest in all of its right, title, and interest in and pursuant to the Agreement to such lending institution or institutions as may be selected by Jones or such affiliate, which institution or institutions shall have all of the rights and remedies of a secured party under applicable law.

We would appreciate receiving your consent as soon as possible. If you have any questions, please do not hesitate to call troy Fitzhugh or Marsha Sluss at (703) 670-0189 extension 231.

Sincerely,


/s/  TROY FITZHUGH



COLUMBIA ASSOCIATES, L.P.
a Delaware limited partnership
d/b/a Columbia Cable of Virginia

By: COLUMBIA INTERNATIONAL, INC.,
a Delaware corporation and its managing general partner

Name:  /s/  [ILLEGIBLE]
       ---------------------------------------
Title: Vice President
       ---------------------------------------
Date:  August 24, 1995
       ---------------------------------------


CONSENTED AND AGREED TO:

By: Lake Ridge Parks and Recreation Association

Name:  /s/  RICHARD ELEL
       ---------------------------------------
Title: President
       ---------------------------------------
Date:  15 Aug 1995
       ---------------------------------------

                             NOTICE OF CLOSING DATE

To: Lake Ridge Parks & Recreation
    Association, Inc.

     You are hereby given notice that the closing of the sale of the assets of Columbia Associates, L.P. ("Columbia") to Jones Communications of Virginia, Inc., formerly known as Jones Intercable of Alexandria, Inc. ("Jones") occurred and was effective as of November 29, 1995, and that the Agreement between Lake Ridge Parks and Recreation Association, Inc. ("Lake Ridge") and Columbia (the "Agreement") dated January 15, 1982, and approved for transfer to Jones by that certain Letter Agreement dated August 4, 1995 and executed by Lake Ridge on August 15, 1995, was transferred to Jones as of November 29, 1995.

                                            JONES COMMUNICATIONS OF
                                            VIRGINIA, INC. f/k/a Jones
                                            Intercable of Alexandria, Inc.,
                                            a Colorado corporation

                                            By: /s/  ELIZABETH M. STEELE
                                                --------------------------------
                                                Elizabeth M. Steele
                                                Vice President

Dated: December 12, 1995

                               EASEMENT AGREEMENT


                                    BETWEEN


                   LAKE RIDGE PARKS & RECREATION ASSOCIATION
                              LAKE RIDGE, VIRGINIA


                                      AND


                           COLUMBIA ASSOCIATES, L.P.
                                     D/B/A
                           COLUMBIA CABLE OF VIRGINIA

                                                                       EXHIBIT 2

                                   AGREEMENT


                                    BETWEEN


                                   LAKE RIDGE
                     PARKS AND RECREATION ASSOCIATION, INC.


                                      AND


                         WEAVER BROS. MANAGEMENT CORP.

                       AGREEMENT BETWEEN LAKE RIDGE PARKS

                      AND RECREATION ASSOCIATION, INC. AND

                         WEAVER BROS. MANAGEMENT CORP.

                               TABLE OF CONTENTS

      PARTIES                                                                            P.  1
      RECITALS                                                                           P.  1
 1.   EASEMENT RIGHTS                                                                    P.  3
 2.   EXCLUSIVE RIGHTS                                                                   P.  3
 3.   TERM                                                                               P.  4
 4.   RENEWAL                                                                            P.  5
 5.   FEE                                                                                P.  6
 6.   CABLE TELEVISION SYSTEM PROPOSAL                                                   P.  9
 7.   INSTALLATION                                                                       P. 10
 8.   SUBSCRIPTION FEES AND RATES                                                        P. 11
 9.   RESTORATION AND CLEAN-UP                                                           P. 11
10.   LOCAL OFFICE                                                                       P. 12
11.   BOOKS AND RECORDS                                                                  P. 13
12.   ADMINISTRATIVE FILINGS                                                             P. 13
13.   PERMITS AND FEES                                                                   P. 13
14.   COMPLIANCE WITH LAWS                                                               P. 14
15.   INDEMNIFICATION                                                                    P. 14
16.   INSURANCE                                                                          P. 15
17.   REPRESENTATIONS AND WARRANTIES BY LRPRA                                            P. 16

18.   RIGHT OF TERMINATION                                                               P. 16
19.   TRANSFER OF OWNERSHIP                                                              P. 17
20.   PROTECTION OF PRIVACY                                                              P. 17
21   INDEPENDENT CONTRACTOR                                                              P. 18
22.   WAIVER                                                                             P. 18
23.   NOTICE                                                                             P. 18
24.   SEVERABILITY                                                                       P. 19
25.   APPLICABLE LAW                                                                     P. 19
26.   AMENDMENT                                                                          P. 19
27.   RELATIONSHIP BETWEEN PARTIES                                                       P. 19
28.   CAPTIONS                                                                           P. 20

                                   AGREEMENT

     THIS AGREEMENT is made and executed this 15th day of January, 1982, by and between LAKE RIDGE PARKS AND RECREATION ASSOCIATION, INC., a nonprofit Virginia corporation (hereinafter referred to as "LRPRA"), and WEAVER BROS. MANAGEMENT CORP., a Maryland corporation (hereinafter referred to as "Grantee").

                        ***** W I T N E S S E T H *****

     WHEREAS, LRPRA is a nonprofit Virginia corporation created under the terms of a certain Declaration of Covenants, Conditions and Restrictions, dated March 29, 1972 and recorded among the land records of Prince William County, Virginia in Deed Book 625 at page 443 (hereinafter referred to as the "Declaration").

     WHEREAS, under the terms of this Declaration, LRPRA was granted certain ownership interests in a certain parcel of real property made subject to the Declaration therein, located in Occoquan Magesterial District, Prince William County, Virginia, and containing approximately 2161.70398 acres of land, as described with more particularity in Exhibit A hereto (hereinafter referred to as the "Property").

     WHEREAS, Article IV, Section 2S of the Declaration created certain blanket utility easements upon, across, over and under the Property for ingress, egress, installation, replacement, repair and maintenance of utility and service lines and systems, including, but not limited to, television, cable and communication lines and systems, subject to the approval, authorization and consent of the Board of Directors of LRPRA.

     WHEREAS, Grantee desires to obtain the approval, authorization and consent of LRPRA to install, maintain and operate a cable television system on the Property and use the above-described blanket utility easements upon, across, over and under the Property for ingress, egress, installation, replacement, repair and maintenance of utility and service lines and systems in connection therewith.

     WHEREAS, LRPRA has agreed to provide its approval, authorization and consent to Grantee to install, maintain and operate a cable television system on the Property and use the above-described blanket utility easements, subject to certain terms, conditions and restrictions to be described herein.

     WHEREAS, it is now the desire and express intention of the parties to set forth in writing the terms of their agreement and to define and describe their respective rights, duties and obligations thereunder.

     NOW, THEREFORE, in consideration of the mutual covenants and undertakings provided herein, the receipt and sufficiency of which are acknowledged by both parties, LRPRA and Grantee contract and agree as follows:

     1. EASEMENT RIGHTS: In consideration of the mutual covenants and undertakings provided herein; LRPRA does hereby approve, authorize and consent to the use by Grantee of the blanket utility easements created by Article iv,
Section 2S of the Declaration of Covenants, Conditions and Restrictions, dated March 29, 1972 and recorded among the land records of Prince William County, Virginia in Deed Book 625 at page 443, upon, across, over and under the Property for ingress, egress, installation, replacement, repair and maintenance of utility and service lines and systems, including television, cable and communication lines and systems, in connection with the installation, operation and maintenance of the cable television system contemplated under the terms of this Agreement (hereinafter referred to as the "cable television system"). LRPRA covenants and agrees that during the term of this Agreement, it shall not approve, authorize or consent to the use of these said blanket utility easements by any other person, firm or corporation for the purpose of installing, operating or maintaining a similar or competing cable television system, without the prior written approval of Grantee, in its sole and absolute discretion.

     2. EXCLUSIVE RIGHTS:

          A. In consideration of the mutual covenants and undertakings provided herein, LRPRA does hereby grant to Grantee for the term of this Agreement, the exclusive right, authority and franchise to erect, install, construct, reconstruct, equip, own, test, replace, repair, use, maintain, operate and dismantle cable television and communication lines and systems within the confines of the Property, subject to the terms and conditions set forth in this Agreement. LRPRA covenants and agrees that during the term of this Agreement, it shall not grant to any other person, firm or corporation the exclusive or non-exclusive franchise or right to install, operate or maintain a similar or competing cable television system within the confines of the Property, without the prior written approval of Grantee, in its sole and absolute discretion.

          B. No provision of this Agreement shall alter or affect Grantee's ownership, during the term of this Agreement or upon any termination hereof, of all cables, equipment, facilities, fixtures and improvements installed, constructed or maintained by Grantee in connection with its cable television system.

          C. This Agreement shall constitute approval by the Board of Directors of LRPRA of the installation within the easements, as described in Paragraph 1, supra, of cable television and communication lines and systems at Lake Ridge.

     3. TERM: The term of this Agreement shall be for an initial period of fifteen (15) years from the date of final execution of this document by the parties, subject to the provisions of this Agreement relating to renewal, set forth in Paragraph 4, infra, and rights of termination, set forth in Paragraph 18, infra.

     4. RENEWAL:

          A. The term of this Agreement and all of the rights, duties and obligations of the parties hereunder may be renewed and extended by LRPRA and Grantee for an additional term of fifteen (15) years. Such renewal of the term of this Agreement must be approved in advance by the Board of Directors of LRPRA, but such approval may not be unreasonably withheld by the Board.

          B. Prior to the approval or disapproval of any proposed renewal or extension of the term of this Agreement, LRPRA shall establish a specific time and place for a Special Meeting of its Board of Directors to review the performance of Grantee during the prior term, to consider any proposed amendments, alterations, modifications or changes that may be requested by LRPRA or Grantee to the provisions of this Agreement, and to determine the feasibility of the proposed renewal or extension of the term of this Agreement. LRPRA shall provide Grantee with at least thirty (30) days' written notice of the proposed time, place and reasons for any such meeting and shall provide Grantee with an adequate opportunity to present evidence, opinions and arguments on the issues to be decided.

          C. If Grantee has been in reasonable compliance with the terms and conditions of this Agreement, the Board shall approve a renewal and extension of the term of this Agreement for a period of fifteen (15) years, subject to such additional terms and conditions as the parties may deem advisable.

          D. If Grantee has not been in reasonable compliance with the terms and conditions of this Agreement, the Board may disapprove any proposed renewal or extension of the term of this Agreement.

     5. FEE:

          A. In consideration of the grant by LRPRA to Grantee of the Exclusive franchise and right to install, operate and maintain the cable television system within the confines of the Property during the term of this Agreement, the administrative services to be rendered by LRPRA to Grantee in connection with the installation, operation and maintenance of this system, and the further mutual covenants and undertakings provided herein, Grantee shall pay to LRPRA a fee as follows:

             (1) The term "Basic Subscriber Revenues" is defined as all payments made to Grantee by direct home subscribers for Basic Service (as defined herein), specifically excluding any revenues received from subscribers for optional services and any revenues received from sources other than direct home subscribers. "Basic Service" is defined as the minimum charge paid by direct home subscribers to Grantee for the minimum level of cable television service.

             (2) The fee shall commence upon the date Grantee first provides cable television service to a subscriber in Lake Ridge. The fee for each quarter shall be due on the 15th day of the month after the expiration of each calendar quarter.

             (3) Until such time as sixty percent (60%) of all housing units passed by Grantee's cable system have subscribed to the Basic Service, Grantee shall pay to LRPRA an amount equal to three percent (3%) of all Basic Subscriber Revenues received by Grantee.

             (4) At such time as sixty percent (60%) of all housing units passed by Grantee's cable system have subscribed to the Basic Service, the total amount due LRPRA shall equal (1) three percent (3%) of the Basic Subscriber Revenues received by Grantee from sixty percent (60%) of the housing units passed and (2) four percent (4%) of the Basic Subscriber Revenues received by Grantee from the percentage of housing units passed in excess of sixty percent (60%).

             (5) At such time as seventy-five percent (75%) of all housing units passed by Grantee's cable system have subscribed to the Basic Service, the total amount due LRPRA shall equal (1) three percent (3%) of the Basic Subscriber Revenues received by Grantee form sixty percent (60%) of the housing units passed, (2) four percent (4%) of the Basic Subscriber Revenues received by Grantee from the percentage of housing units passed in excess of sixty percent (60%) but less than seventy-five percent (75%), and (3) five percent (5%) of the Basic Subscriber Revenues received by Grantee from the percentage of housing units passed in excess of seventy-five percent (75%).

             B. If Grantee provides Basic Service to housing units in any subdivision located adjacent to Lake Ridge, Grantee shall also pay to LRPRA a percentage fee of the Basic Subscriber

Revenues received by Grantee from such housing units, with such fee to be computed under the formula contained in subparagraph A of this Paragraph 5; provided, however, that no such fee shall be due LRPRA unless all of the following conditions are satisfied:

             (1) Such housing units are served from and by the same "head-end" serving Lake Ridge;

             (2) Grantee is not obligated to pay to any other granting authority, association, corporation or other entity of any type, whether governmental or otherwise, in order to provide cable television to such housing units, any fees for any reason which would represent a percentage of any form of the income of Grantee; and

             (3) LRPRA has used and continues to use its best efforts to assist Grantee in obtaining any rights or permissions necessary to provide cable television to such housing units.

          C. All fees due hereunder shall be paid by Grantee to LRPRA within fifteen (15) days after the expiration of each of the fiscal quarters of Grantee's fiscal year. In the event that any fee payment is not made by Grantee within the time prescribed herein, all such unpaid principal amounts shall bear interest from the said due date in accordance with the applicable judgment rate of interest in effect in Virginia at that time, now fixed by Section 6.1-330.10 of the code of Virginia at ten percent (10%) per annum.

          D. In the event that Grantee continues to receive any additional revenues from the operation of the cable television system after the expiration of the term of this Agreement, Grantee shall remain obligated under the provisions of this Paragraph to pay LRPRA the applicable fees on all such revenues so received up until the final termination of the operation by Grantee of this system.

     6. CABLE TELEVISION SYSTEM PROPOSAL:

          A. Grantee covenants and agrees to install, operate and maintain a cable television system on the Property during the term of this Agreement for the use, benefit and enjoyment of LRPRA and its members. This cable television system shall be installed, operated and maintained by Grantee in accordance with the terms and conditions of this Agreement and in substantial compliance with a certain written Proposal prepared by Telesystems Development, Inc., submitted to LRPRA by transmittal letter dated October 28, 1981 from Walton W. Sanderson. A copy of this Proposal is attached hereto as Exhibit B and expressly incorporated by reference as a part of this Agreement. In the case of any conflict, discrepancy or difference between the provisions of this Proposal and the other provisions of this Agreement, the other provisions of this Agreement shall control.

          B. Grantee covenants and agrees to provide, at its own sole cost and expense, all labor, materials, improvements, structures, cables, wires, conduits, conductors, poles, manholes, equipment, appliances, fixtures and facilities that are or may be necessary and proper for the installation, operation and maintenance of this cable television system during the entire term of this Agreement.

          C. Grantee covenants and agrees to commence installation of the cable television system within twelve (12) months of the final execution of this Agreement by the parties and to use its best efforts to complete installation of the system to all potential customers residing on the Property within five
(5) years thereafter.

     7. INSTALLATION:

          A. In accordance with the provisions of Paragraph 6B, supra, plans for the design, location and placement of all materials, improvements, structures, cables, wires, conduits, conductors, poles, manholes, equipment, appliances, fixtures and facilities that are or may be necessary and proper for the installation, operation and maintenance of the cable television system must be provided to LRPRA prior to any such construction work thereon by Grantee.

          B. Grantee covenants and agrees to use its best efforts to install all cables, wires, conduits, conductors and related equipment beneath the surface of the ground on the Property.

          C. To the extent that it is practical and economically feasible to do so, Grantee further covenants and agrees to design, locate, place and install all such materials, improvements, structures, cables, wires, conduits, conductors, poles, manholes, equipment, appliances, fixtures and facilities in such a manner as to cause minimum interference with the rights and reasonable convenience of LRPRA and its members.

          D. Grantee shall use ordinary care at all times in the installation, operation and maintenance of the cable television system and shall use all reasonable methods and devices for preventing accidents which may cause damage, injury, nuisance or unreasonable inconvenience to LRPRA, its members or the general public. Grantee shall use suitable warning signs, barriers, flags, lights, flares and devices at such times, places and circumstances as are reasonably required for the safety of LRPRA, its members and the general public. All such materials, improvements, structures, cables, wires, conduits, conductors, poles, manholes, equipment, appliances, fixtures and facilities shall be maintained by Grantee at all times in a safe, suitable and substantial condition and in good order and repair during the term of this Agreement.

     8. SUBSCRIPTION FEES AND RATES: Grantee covenants and agrees that the subscription fees and rates, including connection charges, disconnection charges and monthly service charges, itemized and set forth in the written proposal attached hereto as Exhibit B, shall not be increased in any amount whatsoever for a period of two (2) years from the date of the final execution of this Agreement by the parties.

     9. RESTORATION AND CLEAN-UP: Upon the completion of any installation work, maintenance work or other construction work performed by Grantee hereunder which damages, disrupts, disturbs or destroys any portion of the Property or the improvements, structures, streets, roads, driveways, plants, trees, lawn, shrubbery or other chattels located thereon, Grantee shall use its best efforts to restore, repair, reconstruct or replace any such affected portion to its pre-existing condition before the work was performed by Grantee. Grantee shall also maintain and keep the areas of the Property surrounding such installation work, maintenance work and construction work free from the accumulation of construction debris, waste materials, trash and rubbish and upon the completion of any such work, Grantee shall remove all such construction debris, waste materials, trash and rubbish that may be attributable to its work.

     10. LOCAL OFFICE: Grantee covenants and agrees that within ninety (90) days of the final execution of this Agreement by the parties and thereafter during the entire term of this Agreement, it shall establish and maintain a local, publicly accessible business office within Lake Ridge or within a two (2) miles radius thereof to supervise the installation, operation and maintenance of the cable television system and to accept customer inquiries and/or complaints. Grantee further covenants and agrees to maintain a sufficient force of resident employees and personnel within this local office to provide safe, adequate and prompt service for all of its facilities within the cable television system.

     11. BOOKS AND RECORDS: Grantee shall maintain adequate records of its cable operations at its principal office. Upon prior notice to Grantee, authorized representatives of LRPRA shall have the right to inspect, during reasonable business hours, any records, documents, maps, plans or other materials of Grantee to determine the location of all existing and proposed installations and to insure compliance with the terms of Paragraph 5, supra. The quarterly fee payable to LRPRA shall be accompanied by a complete and accurate written statement showing the Basic Subscriber Revenues of Grantee for the quarter upon which the computation of the fee accompanying such statement is made.

     12. ADMINISTRATIVE FILINGS: Grantee covenants and agrees to submit promptly to LRPRA copies of any and all filings, petitions, applications, rulings, certificates, documents or correspondence which it sends to or receives from the Federal Communications Commission, the Securities and Exchange Commission, the Commonwealth of Virginia, Prince William County or any other Federal, State, county, city, municipal or administrative office, agency, commission or organization, in connection with or affecting in any way whatsoever the installation, operation or maintenance of the cable television system.

     13. PERMITS AND FEES: Grantee covenants and agrees to file for and obtain, at its own cost and expense, any and all permits, licenses, certificates, notices and approvals from the appropriate governmental and non-governmental authorities which are or may be necessary to carry out and complete the installation, operation and maintenance of the cable television system during the term of this Agreement. Grantee further covenants and agrees to pay any and all fees, levies, taxes, charges, costs or expenses imposed by these governmental and nongovernmental authorities in connection therewith.

     14. COMPLIANCE WITH LAWS: Grantee covenants and agrees that the installation, operation and maintenance of the cable television system shall comply strictly with the provisions, terms, conditions and requirements of any and all applicable Federal, State, county, city, municipal or other governmental statutes, codes, acts, ordinances, rules, regulations and requirements. Grantee covenants and agrees to protect, indemnify and hold LRPRA harmless from any an all claims, loss, cost or expense suffered by LRPRA by reason of the nonobservance or alleged violation of any applicable laws by Grantee.

     15. INDEMNIFICATION: Grantee covenants and agrees to protect, indemnify and hold LRPRA harmless form any and all claims, demands, suits, complaints and legal proceedings of every kind for damages to property or injuries to, including the death of, persons, which may be brought against LRPRA or any of its officers, directors, employees or agents, in any way arising out of or incident to the installation, operation or maintenance of the cable television system by Grantee under this Agreement, irrespective of whether such claims are based upon the relationship of master and servant, principal and agent, third-party or otherwise, except where such claims are based upon the sole gross negligence or willful misconduct of LRPRA or its officers, directors, employees or agents. Upon receipt of written notice from LRPRA, Grantee shall defend all such claims on LRPRA's behalf and shall bear all costs and expenses, including attorney's fees, incident thereto.

     16. INSURANCE: Grantee covenants and agrees to purchase and maintain the following insurance policies or coverage during the entire term of this Agreement, containing, where applicable, waivers of subrogation in favor of LRPRA, with a reputable insurance carrier authorized to transact business in
Virginia: (1) motor vehicle liability insurance, with a minimum coverage of $500,000.00 per person, $1,000,000.00 per occurrence and $250,000.00 for property damage; (2) comprehensive public liability insurance, with a minimum coverage of $500,000.00 per person, $1,000,000.00 per occurrence and $250,000.00 for property damage; and (3) unemployment and workmen's compensation insurance in accordance with all statutes, codes, acts, ordinances, regulations and requirements applicable in the Commonwealth of Virginia. Certificates of the above insurance coverage shall be filed with LRPRA before any of the construction work contemplated hereunder shall begin. Grantee further covenants and agrees to notify LRPRA immediately of any actual or anticipated cancellation of or change in this insurance coverage and to submit new certificates of insurance to LRPRA as soon as they are available. In the event that Grantee fails, refuses or neglect to obtain all or any portion of the above insurance coverage or fails to notify LRPRA immediately of any cancellation of or change in this coverage, LRPRA may cancel the remaining term of this Agreement under the provisions of Paragraph 18, infra, or, at its own option, LRPRA may obtain such insurance coverage on Grantee's behalf and charge any and all premiums, costs or expenses associated therewith directly to Grantee.

     17. REPRESENTATIONS AND WARRANTIES BY LRPRA: It is expressly understood and agreed by Grantee that neither LRPRA, nor any of its officers, directors, employees, agents or members, shall be bound by any representations, warranties, assurances, inducements or statements to Grantee other than those set forth in this Agreement. It is further expressly understood and agreed by Grantee that neither LRPRA, nor any of its officers, directors, employees, agents or members, has made or given any such representations, warranties, assurances, inducements or statements to Grantee with respect to the interpretation, meaning, effect or enforceability of the provisions of the Declaration of Covenants, Conditions and Restrictions, dated March 29, 1972 and recorded among the land records of Prince William County, Virginia in Deed Book 625 at page 443, or with respect to the condition of the Property or its suitability for the installation, operation or maintenance of the cable television system.

     18. RIGHT OF TERMINATION: In the event of any material breach by Grantee of the terms and provisions of this Agreement, LRPRA shall have the right to terminate this Agreement as its sole and exclusive remedy hereunder.

     19. TRANSFER OF OWNERSHIP: During the first seven (7) years of the term of this Agreement, Grantee will not sell or transfer its rights in the cable television system (other than to mortgage the whole of its system of any part thereof) without the prior approval of the Board of Directors of LRPRA of such transfer; provided, however, that such approval shall not be unreasonably withheld. LRPRA acknowledges and consents to Grantee's assignment of all rights and obligations hereunder to an entity to be formed by Grantee or any subsidiary thereof, specifically for the purpose of installing and operating a cable television system in Lake Ridge. If any time after seven (7) years from the date of this Agreement, Grantee desires to sell its cable television system, Grantee shall notify the Board of Directors of LRPRA of its desire to sell the cable system, and LRPRA shall have the non-exclusive right, for a period of sixty (60) days following notice to LRPRA, to submit a bid to Grantee to purchase the cable television system. If Grantee does not accept the bid offered by LRPRA, Grantee shall nevertheless consider any suggestions of the Board of Directors of LRPRA communicated in writing by the Board to Grantee concerning negotiations with other potential purchasers of the cable system, but such suggestions shall not be binding upon grantee.

     20. PROTECTION OF PRIVACY: Grantee shall use its best efforts, at all times during the term of this Agreement, to protect, respect and observe the right of privacy of its customers. This Paragraph is not intended to prohibit the transmission or reception of any signal used solely for the control, measurement or testing of the technical performance of the cable television system.

     21. INDEPENDENT CONTRACTOR: It is expressly understood and agreed by the parties that nothing contained in this Agreement shall be construed as creating a relationship of employer and employee between LRPRA and Grantee. Grantee covenants and agrees that in the performance of its duties and obligations under this Agreement, Grantee does and shall act as an independent contractor, free from any domination or control by LRPRA in the manner in which the work contemplated hereunder shall be done.

     22. WAIVER: It is expressly understood and agreed by the parties that the waiver by LRPRA of any breach by Grantee of any of the provisions contained in this Agreement shall not operate and shall not be construed as a waiver by LRPRA of any subsequent breach thereof by Grantee.

     23. NOTICE: Whenever written notice is required to be given under any provision of this Agreement, it shall be mailed by certified mail, return receipt requested, and shall be sent to:

          A. LRPRA:        Lake Ridge Parks and
                             Recreation Association, Inc.
                           P.O. Drawer C
                           Occoquan, Virginia 22125
                           Attn: Kenneth O. Thompson,
                                 President

          B. Grantee:      Weaver Bros. Management Corp.
                           5530 Wisconsin Avenue
                           Chevy Chase, Maryland 20815
                           Attn: Donald G. West
                                 Walton W. Sanderson

     24. SEVERABILITY: If any term, provision, section, sentence, clause, phrase or portion of this Agreement should be declared invalid, unenforceable, illegal or unconstitutional by any court of competent jurisdiction or administrative agency, such term shall be deemed a severable, separate, distinct and independent provision and shall not affect the validity of the remaining portions of this Agreement in any way, except as provided herein.

     25. APPLICABLE LAW: This Agreement is being executed and delivered within the confines of the Commonwealth of Virginia and shall be interpreted, construed and enforced in accordance with the laws of the Commonwealth of Virginia.

     26. AMENDMENT: This Agreement, including the Exhibits attached hereto, contains the entire agreement between the parties and may not be amended, altered, modified or otherwise changed, other than changes in the Proposal which do not substantially affect the standards of operation of the cable television system, unless such amendment, alteration, modification or change is specified in writing, approved by the Board of Directors of LRPRA, and signed by the authorized representatives of both LRPRA and Grantee.

     27. RELATIONSHIP BETWEEN PARTIES: The parties hereto are not and shall not be considered as joint venturers, partners or agents of each other, and no party shall have the power to bind or obligate the other.

     28. CAPTIONS: The captions of this Agreement are for the convenience of the parties and shall not be considered a material part hereof.

     IN WITNESS WHEREOF, we have executed this Agreement and set our hands and seals thereto on the date and year first written above:

ATTEST:                                       LAKE RIDGE PARKS AND RECREATION
                                              ASSOCIATION, INC.


By: /s/  EDNA M. WAY                          By: /s/  KENNETH O. THOMPSON,
    --------------------------------              ------------------------------
    Corporate Secretary                           Kenneth O. Thompson,
                                                  President

      CORPORATE SEAL

ATTEST:                                       WEAVER BROS. MANAGEMENT CORP.
                                              GRANTEE


By: /s/  DONALD WARD                          By: /s/  WALTON W. SANDERSON
    --------------------------------              ------------------------------
    Corporate Secretary                           Walton W. Sanderson,
                                                  Senior Vice President

      CORPORATE SEAL

STATE OF VIRGINIA

COUNTY OF ARLINGTON, to-wit:

     I, undersigned, a Notary Public in and for the State and County aforesaid, do hereby certify that KENNETH O. THOMPSON, who holds the office of President of LAKE RIDGE PARKS AND RECREATION ASSOCIATION, INC., and who is authorized to execute the foregoing document on behalf of the corporation, has personally appeared before me in my County aforesaid and acknowledged the same before me this 12th day of January, 1982.

     My Commission Expires: August 6, 1984

                                                 /s/  ANNE M. BOSCHINI
                                                 -------------------------------
                                                       Notary Public

STATE OF VIRGINIA

COUNTY OF ARLINGTON, to-wit:

     I, undersigned, a Notary Public in and for the State and County aforesaid, do hereby certify that WALTON W. SANDERSON, who holds the office of Senior Vice President of WEAVER BROS MANAGEMENT CORP., and who is authorized to execute the foregoing document on behalf of the corporation, has personally appeared before me in my County aforesaid and acknowledged the same before me this 12th day of January, 1982.

     My Commission Expires: August 6, 1984

                                                 /s/  ANNE M. BOSCHINI
                                                 -------------------------------
                                                       Notary Public

                           [LAKE RIDGE LETTERHEAD]


March 16, 1989

Mr. Troy Fitzhugh
Columbia Cable
4391 Dale Boulevard
Woodbridge, Va. 22193

Dear Mr. Fitzhugh

As requested, I am enclosing a copy of the document by which Columbia Associates effected its execution of the Lake Ridge Cable/LRPRA, Inc. agreement as amended by the LRPRA, Inc. resolution. If you have any questions or need additional information, please call.

Thank you for your time and attention in this matter.

Very truly yours,

/s/  MARTHA KACZMARSKYJ

Martha Kaczmarskyj
Assistant Manager

Enclosure

                            MEMORANDUM OF AGREEMENT

     THIS MEMORANDUM OF AGREEMENT ("Memorandum") is made this 22nd day of March, 1982, between LAKE RIDGE PARKS AND RECREATION ASSOCIATION, INC., a non-profit Virginia corporation (hereinafter referred to as "LRPRA"), and WEAVER BROS. MANAGEMENT CORP., a Maryland corporation (hereinafter referred to as "Grantee").

     RECITALS:

     1. LRPRA is a non-profit Virginia corporation created under the terms of a certain Declaration of Covenants, Conditions and Restrictions, dated March 29, 1972, and recorded among the land records of Prince William County, Virginia, in Deed Book 625 at page 443 (hereinafter referred to as the "Declaration").

     2. Under the terms of the Declaration, LRPRA was granted certain ownership interests in a certain parcel of real property made subject to the Declaration therein, located in Occoquan Magisterial District, Prince William County, Virginia, and containing approximately 2161.70398 acres of land, as described with more particularity in Exhibit A hereto (hereinafter referred to as the "Property").

     3. Article IV, Section 2.S. of the Declaration created certain blanket utility easements upon, across, over and under the Property for ingress, egress, installation, replacement, repair and maintenance of utility and service lines and systems, including, but not limited to, television, cable and communication lines and systems, subject to the approval, authorization and consent of the Board of Directors of LRPRA.

     4. Grantee has obtained the approval, authorization and consent of LRPRA to install, maintain and operate a cable television system on the Property and to use the above-described blanket utility easements upon, across, over and under the Property for ingress, egress, installation, replacement, repair and maintenance of utility and services lines and systems in connection therewith, pursuant to the terms, conditions, and restrictions contained in the Agreement executed by and LRPRA and Grantee on January 15, 1982 (the "Agreement").

     Now therefore, the parties do execute this Memorandum to set forth certain of the terms of the Agreement as follows:

     1. A. In consideration of the mutual covenants and undertakings provided in the Agreement, LRPRA approved, authorized and consented to the use by Grantee of the blanket utility easements created by Article IV, Section 2.S. of the Declaration of Covenants, Conditions and Restrictions, dated March 29, 1972, and recorded among the land records of Prince William County, Virginia, in Deed Book 625, at page 443, upon, across, over and under the Property for ingress, egress, installation, replacement, repair and maintenance of utility and service lines and systems, in connection with the installation, operation and maintenance of the cable television system contemplated under the terms of the Agreement (hereinafter referred to as the "cable television system"). LRPRA further covenanted and agreed that during the term of the Agreement, it shall not approve, authorize or consent to the use of these said blanket utility easements by any other person, firm or corporation for the purpose of installing, operating or maintaining a similar or competing cable television system, without the prior written approval of Grantee, in its sole and absolute discretion.

        B. In consideration of the mutual covenants and under takings provided in the Agreement, LRPRA granted to Grantee for the term of the Agreement, the exclusive right and authority to erect, install, construct, reconstruct, equip, own, test, replace, repair, use, maintain, operate and dismantle cable television and communication lines and systems within the confines of the Property, subject to the terms and conditions set forth in the Agreement. LRPRA further covenanted and agreed that during the term of the Agreement, it shall not grant to any other person, firm or corporation the exclusive or non-exclusive right to install, operate or maintain a similar or competing cable television system within the confines of the Property, without the prior written approval of Grantee, in its sole and absolute discretion.

        C. No provision of the Agreement shall alter or affect Grantee's ownership, during the term of the Agreement or upon any termination thereof, of all cables, equipment, facilities, fixtures and improvements installed, constructed or maintained by Grantee in connection with its cable television system.

        D. The Agreement constituted approval by the Board of Directors of LRPRA of the installation within the easements, as described in Paragraph 1, supra, of cable television and communication lines and systems at Lake Ridge.

        E. The term of the Agreement is an initial period of fifteen (15) years from the date of execution thereof. The Agreement may be renewed for an additional fifteen (15) year term upon the terms and conditions contained herein.

     2. The agreements between LRPRA and Grantee are more fully set forth and defined in the Agreement. In the event of any inconsistency between the terms of the Agreement and this Memorandum, the terms of the Agreement shall prevail.

     IN WITNESS WHEREOF, the parties hereto have executed this Memorandum of Agreement as of the day and year first above written.

                                            LAKE RIDGE PARKS AND
                                            RECREATION ASSOCIATION, INC.

                                            By: /s/  KENNETH O. THOMPSON
                                                --------------------------------

ATTEST:

/s/  MARGUERITA J. SMITH
----------------------------
                                            WEAVER BROS. MANAGEMENT, INC.

                                            By: /s/  WALTON W. SANDERSON
                                                --------------------------------

ATTEST:

/s/  DIANNA M. BELGARD
----------------------------
Assistant Secretary

STATE OF MARYLAND
COUNTY OF MONTGOMERY to-wit:

     I, the undersigned, a Notary Public in and for the State and County aforesaid, do hereby certify that KENNETH O. THOMPSON and MARGUIRITA J. SMITH, who are President and Director, respectively of LAKE RIDGE PARKS AND RECREATION ASSOCIATION, INC., and whose names are signed to the foregoing Memorandum of Agreement bearing date on the 22nd day of March, 1982, have acknowledged the same before me in my State and County aforesaid.

     GIVEN under my hand and seal this 23rd day of April, 1982.

                                                 /s/  ROXANNE McMICHAEL
                                                 -----------------------------
                                                       Notary Public

My commission expires:

            July 1, 1982

STATE OF MARYLAND
COUNTY OF MONTGOMERY, to-wit:

     I, the undersigned, a Notary Public in and for the State and County aforesaid, do hereby certify that WALTON W. SANDERSON and DIANNA M. BOLYARD, who are Senior Vice President and Assistant Secretary, respectively of WEAVER BROS. MANAGEMENT, INC., and whose names are signed to the foregoing Memorandum of Agreement bearing date on the 22nd day of March, 1982, have acknowledged the same before me in my State and County aforesaid.

     GIVEN under my hand and seal this 14th day of April, 1982.

                                                 /s/  ROXANNE McMICHAEL
                                                 -----------------------------
                                                       Notary Public

My commission expires:

            July 1, 1982

                              LAKE RIDGE PARKS AND

                          RECREATION ASSOCIATION, INC.

                              CERTIFIED RESOLUTION

     The undersigned certifies that she is the Secretary of Lake Ridge Parks and Recreation Association, Inc., a corporation duly organized and existing under the laws of the State of Virginia, and that as such she is authorized to execute this Certificate, and further certifies that the following Resolution was duly adopted by unanimous vote at a special meeting of the Board of Directors of Lake Ridge Parks and Recreation Association, Inc., held on April 23, 1985, in accordance with the Articles of Incorporation and Bylaws with all amendments thereto, of Lake Ridge Parks and Recreation Association, Inc. (LRPRA); and that such Resolution remains in full force and effect:

     WHEREAS, Lake Ridge Cablevision Limited Partnership has notified LRPRA of its intention to sell and transfer its interest in the Lake Ridge cable television system (System) to Columbia Associates, L.P.

     WHEREAS, under the agreement dated January 15, 1982, between LRPRA and Weaver Bros. Management Corporation (Agreement), the sale or transfer of rights in the System is subject to the prior approval of the Board of Directors of LRPRA of the transfer, provided that such approval shall not be unreasonably withheld,

     NOW, THEREFORE, BE IT RESOLVED that the Board of Directors of Lake Ridge Parks and Recreation Association, Inc., approve the sale of Lake Ridge Cablevision Limited Partnership to Columbia Associates, L.P. of all right, title, and interest in the System, including all rights under the Agreement between LRPRA and Weaver Bros. Management Corporation, and that the President of LRPRA is hereby authorized and directed to execute and deliver on behalf of LRPRA any and all such further documentation as may be necessary to carry out the terms of this resolution; provided, that this resolution of approval is subject to the following terms and conditions:

        1. Columbia Associates, L.P. will furnish to LRPRA and to all subscribers to the System not less than ninety (90) days advance notice of any increase in rates for cable service to Lake Ridge, during its ownership of the System.

        2. Columbia Associates, L.P. will not during the term of the Agreement sell or transfer its rights in the System without the prior approval of the Board of Directors of LRPRA of such transfer, which approval shall not be unreasonably withheld. Paragraph 19 of the Agreement shall be amended accordingly.

        3. Columbia Associates, L.P. will furnish to LRPRA copies of any financial statement or other books and records provided to Prince William County under the Prince William County Cable Television Ordinance, at the time such materials are furnished to the County; and will further continue all disclosure of all books and records provided for under the Agreement. Paragraph 11 of the Agreement shall be amended accordingly.

        4. Columbia Associates, L.P. will comply with the requirements of the Prince William County Cable Television Ordinance requiring repairs to be made within twenty-four (24) hours of receipt of notification of the need therefor. Paragraph 10 of the Agreement shall be amended accordingly.

        5. Right of termination under Paragraph 18 of the Agreement shall remain in effect during the term of the Agreement.

        6. Restoration and clean-up provisions of Paragraph 9 of the Agreement shall remain in effect during the term of the Agreement.

        7. Except as provided herein, all terms and conditions of the Agreement shall remain in full force and effect as between LRPRA and Columbia Associates, L.P.

        8. Columbia Associates, L.P. will execute as a principal, and assume all rights, duties, and obligations under, the Agreement, and will relieve Weaver Bros. Management Corporation and Lake Ridge Cablevision Limited Partnership thereof; and Columbia Associates, L.P. and LRPRA will execute an addendum to the Agreement reflecting the terms and conditions set forth in this Resolution.

     WITNESS the seal of Lake Ridge Parks and Recreation Association, Inc., and the signature of the undersigned this 23rd day of April, 1985.

  /s/  KENNETH O. THOMPSON                         /s/  MARGUERITA J. SMITH
-------------------------------                 ------------------------------
Kenneth O. Thompson, President                  Marguerita J. Smith, Secretary

                          ASSIGNMENT AND ASSUMPTION OF
                       LEASE, EASEMENT, AND OTHER RIGHTS

     This Assignment and Assumption of Lease, Easement, and Other Rights ("Assignment") is made the 30th day of April, 1985, by and among LAKE RIDGE CABLEVISION LIMITED PARTNERSHIP, a Virginia limited partnership having offices in Woodbridge, Virginia ("Seller"), WEAVER BROS. MANAGEMENT CORP., a Maryland corporation ("Weaver"), and COLUMBIA ASSOCIATES, L.P., a Delaware limited partnership having an address c/o Columbia International, Inc., 60 Round Hill Road, Greenwich, Connecticut ("Buyer").

     Seller, Buyer, and Weaver entered into an "Agreement to Purchase" dated April 4, 1985, the provisions and defined terms of which are hereby incorporated herein by reference. Seller now desires to transfer certain assets of Seller to Buyer in accord with the Agreement to Purchase. Although Weaver claims no interest in and to the assets transferred by Seller to Buyer other than by virtue of Weaver's interest as a general partner in Seller, Weaver has agreed to join in the execution of this Assignment and Assumption Agreement for the purpose of acknowledging to Buyer that it claims no right, title, or interest in and to these assets and to convey to Buyer any right, title, and interest to the assets transferred hereby which Weaver may have.

     In consideration of good and valuable consideration paid pursuant to the Agreement to Purchase, the receipt and adequacy of which is hereby acknowledged, and subject to and in further consideration of the terms and conditions of the Agreement to Purchase, each of Seller and Weaver hereby sells, transfers, conveys, assigns, and delivers to Buyer all of its right, title, and interest in and to all easement, lease, or other rights (hereinafter collectively referred to as the "Contracts") used in the operation of the System transferred pursuant to the Agreement to Purchase. Each of Seller and Weaver warrants that this transfer is effective to vest good and marketable title to the Contracts in Buyer and that the same are free and clear of all claims, liens, liabilities, and encumbrances whatsoever. These easements, leases, and other rights include, but are not limited to, those set forth on Exhibit A to this Assignment, a copy of which is attached hereto and hereby incorporated herein.

     Except as otherwise provided in the Agreement to Purchase, Buyer, as evidenced by its execution and acceptance of this Assignment, agrees to assume and perform all of the obligations of Seller under or associated with each of the agreements, leases, easements, or other rights assigned to Buyer by Seller hereunder arising, accruing, or attributable to periods from and after, but not prior to, the date of this Assignment.

     The Board of Directors of Lake Ridge Parks and Recreation Association, Inc. ("LRPRA"), by resolution dated April 23, 1985, unanimously consented to the Assignment by seller to Buyer of Seller's right, title, and interest under the agreement referred to on Exhibit A as the LRPRA Agreement. A certified copy of this resolution is attached hereto and incorporated herein as Exhibit B. Except as otherwise provided in the Agreement to Purchase, Buyer, as evidenced by its acceptance of this Assignment, hereby accepts and consents to the terms and conditions set forth in the resolution; executes and adopts the LRPRA Agreement as principals thereto; and agrees to assume all rights, duties, and obligations of Seller and Weaver Bros. Management Corp. under the LRPRA Agreement arising, accruing, or attributable to periods from and after, but not prior to, the date of this Assignment.

     IN WITNESS WHEREOF, Buyer, Seller, and Weaver have executed this Assignment on the date first set forth above.

                                            SELLER:

                                            LAKE RIDGE CABLEVISION
                                            LIMITED PARTNERSHIP
                                            By: Weaver Bros. Management Corp.,
                                                its general partner

                                              By: /s/  DONALD G. WEST
                                                  ------------------------------
                                                  Donald G. West
                                                  Executive Vice President

                                            BUYER:

                                            COLUMBIA ASSOCIATES, L.P., a
                                            Delaware limited partnership
                                            By: Columbia International, Inc.,
                                                its general partner

                                              By: /s/  ROBERT M. ROSENCRANS
                                                  ------------------------------
                                                  Robert M. Rosencrans
                                                  President

                                            WEAVER:

                                            WEAVER BROS. MANAGEMENT CORP.,
                                            a Maryland corporation

                                              By: /s/  DONALD G. WEST
                                                  ------------------------------
                                                  Donald G. West,
                                                  Executive Vice President

STATE OF VIRGINIA
COUNTY OF FAIRFAX, to-wit:

     I, the undersigned Notary Public, in the state and county aforesaid, whose commission expires on the 4th day of October, 1988, do hereby certify that DONALD G. WEST, Executive Vice President of Weaver Bros. Management Corp., the general partner of LAKE RIDGE CABLEVISION LIMITED PARTNERSHIP, whose name is signed to the foregoing Assignment appeared before me and personally acknowledged the same in my jurisdiction aforesaid.

     GIVEN under my hand and seal this 30th day of April, 1985.

                                                   /s/  JEAN M. LYON
                                                   ---------------------
                                                       Notary Public

STATE OF VIRGINIA
COUNTY OF FAIRFAX, to-wit:

     I, the undersigned Notary Public, in the state and county aforesaid, whose commission expires on the 4th day of October, 1988, do hereby certify that Robert M. Rosencrans, President of Columbia International, Inc., the general partner of COLUMBIA ASSOCIATES, L.P., whose name is signed to the foregoing Assignment appeared before me and personally acknowledged the same in my jurisdiction aforesaid.

     GIVEN under my hand and seal this 30th day of April, 1985.

                                                   /s/  JEAN M. LYON
                                                   ---------------------
                                                       Notary Public

STATE OF VIRGINIA
COUNTY OF FAIRFAX, to-wit:

     I, the undersigned Notary Public, in the state and county aforesaid, whose commission expires on the 4th day of October, 1988, do hereby certify that DONALD G. WEST, Executive Vice President of WEAVER BROS. MANAGEMENT CORP., whose name is signed to the foregoing Assignment appeared before me and personally acknowledged the same in my jurisdiction aforesaid.

     GIVEN under my hand and seal this 30th day of April, 1985.

                                                   /s/  JEAN M. LYON
                                                   ---------------------
                                                       Notary Public

                                   EXHIBIT A

     (a) The Agreement dated January 15, 1982, by and between Lake Ridge Parks and Recreation Association, Inc. ("LRPRA"), and Weaver Bros. Management Corp. (the "LRPRA Agreement") evidenced by a Memorandum of Agreement dated March 22, 1982, and recorded among the land records of Prince William County, Virginia, on May 4, 1982, in Deed Book 1177, at page 1248. The Assignment Agreement dated August 5, 1982, by which Weaver Bros. Management Corp. assigned its rights under the foregoing Agreement to Lake Ridge Cablevision Limited Partnership. The Assignment Agreement was recorded on October 2, 1982, among the land records of Prince William County, Virginia, in Deed Book 1190, at page 1758.

     (b) The Agreement dated October 24, 1983, by and between Paul C. Kincheloe, Jr., Trustee, and Aman Kincheloe Partnership, a Virginia general partnership, and Lake Ridge Cablevision Limited Partnership.

     (c) The Easement Agreement dated August 25, 1982, by and between Thousand Oaks Townhouse Association, a Virginia corporation, and Lake Ridge Cablevision Limited Partnership, and recorded among the land records of Prince William County, Virginia, on October 1, 1982, in Deed Book 1190, at page 1811.

     (d) The Lease Agreement dated August 10, 1982, by and between Occoquan-Woodbridge/Dumfries-Triangle Sanitary District and Lake Ridge Cablevision Limited Partnership and evidenced by a Memorandum of Lease dated December 6, 1982, executed by both parties and recorded among the land records of Prince William County, Virginia, on January 20, 1983, in Book 1200, at page 1845.

     (e) The Lease Agreement dated August 6, 1982, by and between Ridge Development Corp., a Virginia corporation, and Lake Ridge Cablevision Limited Partnership, as amended by a First Amendment to Lease Agreement dated December 6, 1982, executed by both parties, and evidenced by a Memorandum of Lease dated December 6, 1982, executed by both parties and recorded among the land records of Prince William County, Virginia, on January 20, 1983, in Book 1200, at page 1849.

     (f) The Easement dated June 24, 1982, by and between Pinewood Forest Condominium Association and Lake Ridge Cablevision Limited Partnership.

     (g) The Easement Agreement, dated October 24, 1983, by and between the Eighth Section Community Association of Rollingwood Village, a Virginia non-stock corporation, and Lake Ridge Cablevision Limited Partnership, a Virginia limited partnership, and recorded among the land records of Prince William County, Virginia, on December 5, 1983, in Deed Book 1243, at page 0674.

     (h) The Easement Agreement dated October 24, 1983, by and between the First Section Community Association of Rollingwood Village, a Virginia non-stock corporation, and Lake Ridge Cablevision Limited Partnership, a Virginia limited partnership, and recorded among the land records of Prince William County, Virginia, on December 5, 1983, in Deed Book 1243, at page 0661.

     (i) The Easement Agreement dated September 15, 1984, by and between Section Six Rollingwood Homeowners Association, a Virginia non-stock corporation, and Lake Ridge Cablevision Limited Partnership, a Virginia limited partnership, and recorded among the land records of Prince William County, Virginia, on February 1, 1985, in Deed Book 1301, at page 3621.

     (j) The Easement dated October 21, 1982, by and between Rockledge Clusters Condominium Association and Lake Ridge Cablevision Limited Partnership, and recorded among the land records of Prince William County, Virginia, on April 26, 1985, in Deed Book 1312, at page 1653.